UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 3, 2025

MANGOCEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Texas	001-41615	87-3841292
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15110 N. Dallas Parkway, Suite 600 Dallas, Texas	75248
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 242-9619

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 Par Value Per Share	MGRX	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Designation of Incorporation or Bylaws; Change in Fiscal Year.

On July 3, 2025, Mango & Peaches Corp. (“Mango & Peaches”), the Company’s current wholly-owned subsidiary, submitted for filing to the Secretary of State of Texas, a Certificate of Designations of Mangoceuticals, Inc. Establishing the Designations, Preferences, Limitations and Relative Rights of Its 6% Series B Convertible Cumulative Preferred Stock (the “Series B Designation”), which was filed with the Secretary of State of Texas on July 3, 2025. The Series B Designation designated 1,000,000 shares of Series B Preferred Stock.

The Series B Designation provides for the Series B Preferred Stock to have the following terms:

6% Series B Convertible Cumulative Preferred Stock

Dividend Rights. From and after the issuance date of the Series B Preferred Stock, each share of Series B Preferred Stock is entitled to receive, when, as and if authorized and declared by the Board of Directors of the Company, out of any funds legally available therefor, cumulative dividends in an amount equal to (i) the 6% per annum on the stated value (initially $10 per share)(the “Stated Value”) as of the record date for such dividend (as described in the Series B Designation), and (ii) on an as-converted basis, any dividend or other distribution, whether paid in cash, in-kind or in other property, authorized and declared by the Board of Directors on the issued and outstanding shares of common stock in an amount determined by assuming that the number of shares of common stock into which such shares of Series B Preferred Stock could be converted on the applicable record date for such dividend or distribution.

Dividends payable pursuant to (i) above are payable quarterly in arrears, if, as and when authorized and declared by the Board of Directors, or any duly authorized committee thereof, to the extent not prohibited by law, on March 31, June 30, September 30 and December 31 of each year (unless any such day is not a business day, in which event such dividends are payable on the next succeeding business day, without accrual of interest thereon to the actual payment date), commencing on September 30, 2025.

Accrued dividends may be settled in cash, subject to applicable law, or in-kind, by increasing the Stated Value by the amount of the quarterly dividend.

Liquidation Preference. Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a “Liquidation”), the holders of the Series B Preferred Stock are entitled to receive out of the assets, whether capital or surplus, of the Company an amount equal to the Stated Value, plus $2.50, plus an amount equal to the total dividends which accrued, or would have accrued, on the Stated Value of such share of Series B Preferred Stock from the end of the last regular dividend period, to the date such liquidation preference is due (the “Liquidation Preference”), for each share of Series B Preferred Stock, before any distribution or payment is made to the holders of any junior securities, but after the payment of any liquidation preference of any holder of senior securities which has a preferential right to payments in liquidation, and if the assets of the Company are insufficient to pay in full such amounts, then the entire assets to be distributed to the holders of the Series B Preferred Stock are to be ratably distributed among the holders of the Series B Preferred Stock in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

Conversion Rights. Each holder of Series B Preferred Stock may, at its option, convert its shares of Series B Preferred Stock into that number of shares of common stock equal to the lessor of (i) the Stated Value, and (ii) $12.50, as equitably adjusted for recapitalizations, divided by $1.50 per share (the “Conversion Price”), subject to adjustment for stock splits and stock dividends, with any fractional shares rounded up to the nearest whole share.

The Series B Designation includes a conversion limitation prohibiting any holder and their affiliates from converting the Series B Preferred Stock into common stock in the event that upon such conversion their beneficial ownership of the Company’s common stock would exceed 4.999% (which can be increased as to any holder, to up to 9.999%, with 61 days prior written notice by such holder).

Voting Rights. The Series B Preferred Stock have no voting rights, except in connection with the protective provisions discussed below.

Protective Provisions. So long as any shares of Series B Preferred Stock are outstanding, the Company cannot without first obtaining the approval of the holders of a majority of the then outstanding shares of Series B Preferred Stock, voting together as a class:

(a) Amend any provision of the Series B Designation;

(b) Increase or decrease (other than by redemption or conversion) the total number of authorized shares of Series B Convertible Preferred Stock;

(c) Amend the Certificate of Formation of the Company (including by designating additional series of Preferred Stock) in a manner which adversely affects the rights, preferences and privileges of the Series B Preferred Stock;

(d) Authorize or issue any senior shares or any class or series of equity securities ranking senior to the Series B Preferred Stock as to dividends or distributions upon liquidation (including securities convertible into or exchangeable for any such senior securities); or

(e) Alter or change the rights, preferences or privileges of the shares of Series B Preferred Stock so as to affect adversely the shares of such series.

Redemption Rights. The Company may redeem the outstanding Series B Preferred Stock shares, from time to time, in whole or in part, at any time after the third anniversary of the first issuance date, and continuing indefinitely thereafter, at the option of the Company, for cash, at the aggregate redemption value of $12.50 per share of the shares redeemed.

* * * * *

The foregoing description of the Series B Preferred Stock and Series B Designation is only a summary of the material terms of such Series B Preferred Stock and Series B Designation and does not purport to be complete and is qualified in its entirety by reference to the full text of the Series B Designation, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1*	Certificate of Designations, Preferences and Rights of 6% Series B Convertible Preferred Stock of Mango & Peaches Corp., filed with the Secretary of State of Texas on July 3, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101).

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANGOCEUTICALS, INC.

Date: July 9, 2025	By:	/s/ Jacob D. Cohen
Jacob D. Cohen
Chief Executive Officer